WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Krupp
Realty Fund 7 financial statement for the quarter ended June 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                             12-31-97
<PERIOD-END>                                  06-30-97
<CASH>                                       1,049,681
<SECURITIES>                                         0
<RECEIVABLES>                                  191,831<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               601,513
<PP&E>                                      29,393,788<F2>
<DEPRECIATION>                            (14,862,398)<F3>
<TOTAL-ASSETS>                              16,374,415
<CURRENT-LIABILITIES>                          769,142
<BONDS>                                     12,465,507<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,139,766<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                16,374,415
<SALES>                                              0
<TOTAL-REVENUES>                             2,389,830<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,841,608<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             545,991
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,231<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "Prepaid expenses and other assets"
on the balance sheet.
<F2>Includes apartment complexes of $19,391,085, retail center of $9,715,409 and deferred expenses of $284,294.
<F3>Accumulated depreciation of $14,753,088 and accumulated amortization of deferred expenses of $109,310.
<F4>Represents mortgage note payable.
<F5>Total deficit of the General Partners of ($254,132) and equity of the
Limited Partners $3,393,898.
<F6>Represents total revenue of the Partnership.
<F7>Operating expenses of $932,899, real estate tax expense $234,811 and depreciation and amortization of $673,898.
<F8>Net income allocated $45 to the General Partners and $2,186 to the Limited
Partners. Average net income per unit of Limited Partner interest is $.07 on 27,184 units outstanding.

